EXHIBIT 32.2

PROTALIX BIOTHERAPEUTICS, INC.

CERTIFICATION

In connection with the quarterly report of Protalix BioTherapeutics, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2026 as filed with the Securities and Exchange Commission (the “Report”), I, Gilad Mamlok, Senior Vice President and Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for the purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: November 10, 2026

/s/ Gilad Mamlok
Gilad Mamlok
Senior Vice President and Chief Financial Officer